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                             JOINT FILING AGREEMENT

           The undersigned hereby agree, pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this agreement is attached as an exhibit is filed on behalf of each of them.

           This agreement may be executed in one or more counterparts, which together shall consitute a single agreement.

           Dated: January 21, 2000


                                            LAURENCE FREEDMAN

                                            /s/ Laurence Freedman
                                            ---------------------------


                                            BRIAN SHERMAN

                                            /s/ Brian Sherman
                                            ---------------------------

                                            EQUITILINK LIMITED



                                            By: /s/ Barry Sechos
                                            ---------------------------
                                                Name:     Barry Sechos
                                                Title:    Director


                                            EQUITILINK U.S.A., INC.



                                            By: /s/ Richard P. Strickler
                                                ---------------------------
                                                Name:     Richard P. Strickler
                                                Title:    Managing Director






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